Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated November 20, 2009, relating to the consolidated financial statements of Peoples Federal MHC and subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

May 3, 2010